Exhibit 5.2

HOOPER, HATHAWAY, PRICE, BEUCHE & WALLACE

ALAN E. PRICE JAMES R. BEUCHE BRUCE T. WALLACE CHARLES W. BORGSDORF MARK R. DAANE GREGORY A. SPALY WILLIAM J. STAPLETON ANTHONY P. PATTI SUSAN T. CANNELL ANGELA L. JACKSON KENNETH E. W. THOMSON	ATTORNEYS AT LAW 126 SOUTH MAIN STREET ANN ARBOR, MICHIGAN 48104-1945 (734) 662-4426 FAX (734) 662-9559	JOSEPH C. HOOPER 1899-1980 JOHN R. HATHAWAY 1929-2001 JAMES E. EVASHEVSKI OF COUNSEL

Email: kthomson@hooperhathaway.com

June 1, 2009

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

Re:    Port Huron Fiber Corporation

Ladies and Gentlemen:

We have acted as special Michigan counsel to Port Huron Fiber Corporation, a Michigan corporation (the “Corporation”) in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

In arriving at the opinions expressed below,

1. We have examined and relied on the following (including, but not limited to, the representations and warranties contained therein):

a. The Articles of Incorporation of the Corporation, as filed on October 18, 1993, as amended by the Restated Articles of Incorporation, as filed on November 30, 1993, and by the Restated Articles of Incorporation, as filed on May 27, 1999;

b. The Bylaws of the Corporation (the “Bylaws”);

c. The Written Consent of the Board of Directors, dated February 1, 2008, relating to the Supplemental Indenture for Additional Note Guarantee (the “Initial Consent”);

d. The Written Consent of the Board of Directors, dated as of June 1, 2009 (the “Consent”), relating to certain matters;

DOMTAR CORPORATION

June 1, 2009

e. The Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the Notes (as defined therein), as proposed to be filed with the Securities and Exchange Commission on or about June 3, 2009;

f. The indenture, dated November 19, 2007 (the “Indenture”) (including the Subsidiary Guarantee of the Corporation set forth therein) and the Supplemental Indenture for Additional Note Guarantee, dated February 15, 2008, entered into among Domtar Corporation, the Corporation, the other subsidiary guarantors party thereto and the Indenture Trustee (as defined therein), in each case attached as an exhibit to the Registration Statement; and

g. A Certificate of Good Standing for the Corporation, dated May 28, 2009, obtained from the Michigan Department of Energy, Labor and Economic Growth.

2. We have made such investigations of law as we have deemed appropriate as a basis for this opinion.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in 1(a)-(g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs 1(a)-(g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied as to the factual matters solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all executed documents submitted to us, (b) the genuineness of all signatures, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, and (d) the due authorization, execution and delivery of each of the foregoing documents by each party thereto (other than the Corporation).

For the purposes of this opinion, we have assumed (i) that the Bylaws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including the creation, operation, dissolution and termination of, the Corporation, and that the Bylaws are in full force and effect and have not been amended and no amendment of the Bylaws is pending or has been proposed, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and

DOMTAR CORPORATION

June 1, 2009

deliver, and to perform its obligations under, such documents, and (v) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1. The Corporation is validly existing and in good standing under the Michigan Business Corporation Act, MCL §450.1101 et seq. (the “Act”).

2. Under the Act, the Bylaws and the Initial Consent, the Corporation has all necessary corporate power and authority to execute and deliver the Supplemental Indenture for Additional Note Guarantee and to perform its obligations thereunder and under the Indenture.

3. Under the Act, the Bylaws and the Initial Consent, the execution and delivery by the Corporation of the Supplemental Indenture for Additional Note Guarantee, and the performance by the Corporation of its obligations under the Supplemental Indenture for Additional Note Guarantee and the Indenture (including the issuance by the Corporation of the Subsidiary Guarantee under Article Fourteen of the Indenture) have been duly authorized by all necessary corporate action on the part of the Corporation.

4. The Supplemental Indenture for Additional Note Guarantee has been duly executed and delivered by the Corporation, to the extent that execution and delivery thereof are governed by the laws of the State of Michigan.

5. Under the Act, the Bylaws and the Consent, the Corporation has all necessary corporate power and authority to file, or cause to be filed, the Registration Statement with the Securities and Exchange Commission.

Our opinions set forth above are subject to the limitations and effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally and (b) general equitable principles (whether considered in a proceeding in equity or at law). Our opinions set forth above are also subject to the effects of (i) an implied covenant of good faith, reasonableness and fair dealing, (ii) limitations on enforceability of rights to the extent any indemnification would violate public policy, and (iii) limitations, to the extent applicable to the Corporation, of any applicable usury laws or other similar laws affecting the charging and collection of interest on loans in the State of Michigan.

We express no opinion as to the validity or perfection of any security interest, or the validity, binding effect or enforceability of the Indenture to the extent that the Indenture grants or purports to grant a security interest.

We express no opinion as to the ability or viability of the Corporation to undertake, fulfill or satisfy any of its financial obligations under the Indenture and have not reviewed or investigated the financial statements and/or the financial status of the Corporation, all of which are subject to the limitations set forth herein.

DOMTAR CORPORATION

June 1, 2009

We express no opinion as to the effect of, or compliance with, any laws of the State of Michigan regarding fraudulent transfers or conveyances, or provisions of Michigan law restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Michigan that, in our experience, are generally applicable to transactions of this type. In particular, and without limiting the generality of the foregoing, we express no opinion as to the laws of any jurisdiction or as to the effect of such laws, whether limiting, prohibitive or otherwise, on any of the rights or obligations of any other party to or beneficiary of the Indenture.

The opinions expressed herein are given solely as of the date hereof. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Debevoise & Plimpton LLP’s relying as to matters of Michigan law upon this opinion in connection with an opinion to be rendered by it on the date hereof. In addition, we hereby consent to the use of our name under the heading “Legal matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

HOOPER, HATHAWAY, PRICE, BEUCHE & WALLACE

/s/ Kenneth E. W. Thomson
Kenneth E. W. Thomson